CONSENT OF INDEPENDENT AUDITORS

Bjurman Micro-Cap Growth Fund:

We consent to incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-16033 on Form N-1A of our report dated May 12, 1999 appearing in the Bjurman Micro-Cap Growth Fund Annual Report and incorporated by reference in the Statement of Additional Information of such Registration Statement, (b) the references to us under the heading "Other
Information" in such Statement of Additional Information and (c) the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


DELOITTE & TOUCHE LLP


June 1, 1999
Los Angeles, California